Exhibit 8.1

List of Significant Subsidiaries

Name	Jurisdiction of incorporation	Relationship with the registrant
NQ Mobile US Inc.	United States	Wholly owned subsidiary

NQ International Ltd.	HK	Wholly owned subsidiary

Taiwan NQ Technology Limited	Taiwan	Wholly owned subsidiary

NQ Mobile KK	Japan	Subsidiary 85% owned

NQ Mobile (Beijing) Co., Ltd.	PRC	Subsidiary wholly owned by NQ International Ltd.

NQ (Beijing) Co., Ltd.	PRC	Subsidiary wholly owned by NQ International Ltd.

Beijing NQ Mobile Co., Ltd.	PRC	Subsidiary wholly owned by NQ International Ltd.

Beijing NQ Technology Co., Ltd	PRC	Variable interest entity

QingYun (Tianjin) Financial Management Co., Ltd	PRC	Subsidiary wholly owned by Beijing NQ Technology Co., Ltd.

Beijing NationSky Network Technology Co., Ltd.	PRC	Subsidiary wholly owned by Beijing NQ Technology Co., Ltd.

Beijing Tianya Co., Ltd.	PRC	Subsidiary wholly owned by Beijing NQ Technology Co., Ltd.

Chengdu Ruifeng Technology Co., Ltd.	PRC	Subsidiary wholly owned by Beijing NQ Technology Co., Ltd.

Shanghai Yin Long Information and Technology Co., Ltd.	PRC	Subsidiary wholly owned by Beijing NQ Technology Co., Ltd.

NQ Mobile (Shenzhen) Co., Ltd.	PRC	Subsidiary wholly owned by Beijing NQ Technology Co., Ltd.

Beijing Trustek Technology Co., Ltd.	PRC	Subsidiary wholly owned by Beijing NQ Technology Co., Ltd.

FL Mobile Jiutian Technology, Co., Ltd.	PRC	Variable interest entity

Beijing Red Infinity Technology Co., Ltd.	PRC	Subsidiary wholly owned by Beijing FL Mobile Technology, Co., Ltd.

Beijing Fanyue Information Technology Co., Ltd.	PRC	Subsidiary wholly owned by Beijing FL Mobile Technology, Co., Ltd.

Beijing Wanpu Century Co., Ltd.	PRC	Variable interest entity